H-CYTE Bolsters Board of Directors With Appointment of Dr. Andre Terzic to Board of Directors

TAMPA, Fla., July 29, 2019 (GLOBE NEWSWIRE) — H-CYTE Inc. (OTCQB: HCYT) (“H-CYTE” or the “Company”), the owner and operator of innovative medical technology products and services including Lung Health Institute, today announced it has appointed Andre Terzic, M.D., Ph.D., to its Board of Directors.

Dr. Andre Terzic is the Michael & Mary Sue Shannon Director, Mayo Clinic Center for Regenerative Medicine, Marriott Family Professor of Cardiovascular Diseases Research and Professor of Medicine and Pharmacology. A pioneer in cardiovascular regenerative medicine, Dr. Terzic has dedicated his career to next-generation diagnostic and therapeutic solutions. His research includes over 450 articles. Dr. Terzic brings a wealth of expertise in science and strategy across the regenerative medicine space to help guide H-CYTE’s vision in the years to come.

Dr. Terzic is Chair, FDA Pharmaceutical Science & Clinical Pharmacology Advisory Committee; served as President, American Society for Clinical Pharmacology & Therapeutics and contributed to advisory boards of the Swiss Institute for Regenerative Medicine; Science Foundation Ireland; Spanish Net of Cellular Therapy; Centro Cardiologico Monzino and Berlin Institute of Health. He is Co-Founder of Rion LLC.

Dr. Terzic received numerous recognitions including the American Heart Association Prize “for pioneering emerging technologies to advance diagnosis and treatment of cardiovascular disorders,” the Madrid Award for Excellence in Regenerative Research “for leadership and success in translating stem cell theory into practice.” Dr. Terzic trained at University of Paris, Belgrade, and University of Illinois followed by fellowships at the French National Institutes of Health, Thomas Jefferson University and Mayo Clinic.

“Dr. Terzic is a valuable addition to our board of directors to support the vision of our organization. This appointment underscores ongoing success in our stated goal of building a world-class team of experts in biotechnology and health care. The addition of Dr. Terzic to our team of advisors represents a pivotal milestone for our Company as we pursue research and anticipate commercialization of what we expect to be our promising treatment for chronic obstructive pulmonary disease (COPD) and other chronic lung conditions. Successful realization of this treatment would be a breakthrough therapy to help people with chronic lung disease,” said William Horne, H-CYTE CEO and Chairman.

About H-CYTE Corporation

H-CYTE was formed to build and develop a diversified portfolio of innovative medical technology products and services to improve quality of life for patients. The DenerveX® System is H-CYTE’s first product and is intended to provide long-lasting relief from pain associated with facet joint syndrome. For biomedical services, H-CYTE manages Lung Health Institute. Lung Health Institute is a leader in regenerative medicine that specializes in cellular therapies to treat chronic obstructive pulmonary disease (COPD) and other chronic lung diseases. In late 2019, H-CYTE’s biologics division, LungCYTE, plans to submit an IND to the FDA to study novel and proprietary biologics for treatment of COPD. For more information about H-CYTE, please visit www.HCYTE.com.

About Rion

Rion develops and delivers cutting-edge exosome bio-therapeutics at low cost and in an off-the-shelf fashion. Building on science from Mayo Clinic, Rion aims to develop and bring new solutions to patients. Rion is presently engaged in FDA-regulated clinical trials testing the safety and efficacy of this platform across a spectrum of medical and surgical applications. For more information, please visit www.RionHealth.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” or similar expressions or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, those outlined in the Company’s filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information

H-CYTE
Jason Assad
678-570-6791
Jassad@HCYTE.com